AMENDMENT NO. 4

TO THE SUBADVISORY AGREEMENT

This Amendment No. 4 (the “Amendment”), made and entered into as of March 27, 2025, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and American Century Investment Management, Inc., a Delaware corporation (“Subadviser”), dated April 8, 2010, and amended September 20, 2017, December 16, 2020, and December 1, 2024 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective May 27, 2025, Multi-Manager Value Strategies Fund as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall mean, and it hereby does mean, each “Fund” identified on the amended Schedule A attached to this Amendment.

2.	Portfolio Management. Section 1(a) of the Agreement shall be, and hereby is, amended by adding the following as paragraph 1(a)(iii)(D):

Derivatives Authority. Subadviser is authorized on behalf of the Fund, consistent with the investment discretion delegated to Subadviser herein, and is hereby appointed as the Fund’s agent and attorney in fact with authority to: (i) enter into, subject to the review of legal counsel for the Investment Manager prior to Subadviser’s execution thereof, agreements and execute any documents on behalf of the Fund (e.g. any futures or derivatives documentation such as exchange traded and over-the-counter transaction documentation, as applicable) required with respect to any investments made for the Fund (such documentation includes but is not limited to any market and/or industry standard documentation and the standard representations contained therein); (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures; and (iii) open, continue and terminate brokerage accounts and other brokerage arrangements with respect to the portfolio transactions entered into by Subadviser on behalf of the Fund.

Document Number: 367456

Subadviser further shall have the authority to instruct the custodian to: (i) pay cash for securities and other property delivered for the Fund; (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Fund; and (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent permitted by the 1940 Act and the rules and regulations thereunder and necessary to meet the obligations of the Fund with respect to any investments made in accordance with the Prospectus and SAI. Subadviser shall not have the authority to cause the Investment Manager to deliver securities or other property, or pay cash to Subadviser other than payment of the management fee provided for in this Agreement.

3.	Portfolio Management. Section 1(a) of the Agreement shall be, and hereby is, amended by adding the following as new paragraph (vi):

“(vi)

Management of Funds with Multiple Subadvisers. Subadviser’s responsibilities for providing services to a Fund shall be limited to the portion of the Fund’s assets allocated to Subadviser (“Subadviser Account”). Subadviser shall not, without the prior approval of Investment Manager, effect any transactions that would cause the Subadviser Account, treated as a separate fund, to be out of compliance with the Fund’s investment objective, policies and restrictions. Subadviser shall not consult with any other subadviser of a Fund concerning transactions for the Fund in securities or other assets.”

4.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

Document Number: 367456

In the case of Subadviser:

American Century Investment Management, Inc.
4500 Main Street
Kansas City, MO 64111
Attn: Legal Department
Email: LG-legal_notices@americancentury.com

In the case of Investment Manager:
David Weiss
Global Head of Multi-Manager Solutions
Ameriprise Financial, Inc.
290 Congress Street
Boston, MA 02210
Tel: (617) 385-9606
Email: David.Weiss@columbiathreadneedle.com

with a copy to:
Ryan C. Larrenaga
Vice President and Chief Counsel
Ameriprise Financial, Inc.
290 Congress Street
Boston, MA 02210
Tel: (617) 385-9536
Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

5.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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Document Number: 367456

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		American Century Investment Management, Inc.

By:	/s/ David Weiss	By:	/s/Margie Morrison
	Signature		Signature

Name:	David Weiss	Name:	Margie Morrison
	Printed		Printed

Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:	Senior Vice President

Document Number: 367456

AMENDMENT NO. 4

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]

Document Number: 367456